Exhibit 10.1

TRUST AGREEMENT

This Trust Agreement will verify that the following mineral claim is held in Trust by Gerhard Schlombs of Toronto, ON, for Bearing Mineral Exploration, Inc. (a Nevada Corporation):

NAME OF CLAIM	LICENSE NUMBER	PERCENTAGE OF TITLE

COLLINS LAKE	014978 M	100%
(comprising 9 claim blocks totaling 225 hectares)

The above mineral claim is located in Collins Lake, Central Newfoundland, CANADA.

Signed, Sealed and Delivered this 14th day of August, 2008.

GERHARD SCHLOMBS
Gerhard Schlombs
Signed, Sealed and Delivered by Gerhard Schlombs

In the presence of:

LAURA BROWN
Laura Brown
Witness Name

89 Wishing Well Drive
Toronto, ON M1T 1J4
Address

Child Care Worker
Occupation